Exhibit 99.3

                         EXECUTIVE EMPLOYMENT AGREEMENT


         This EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") dated effective as of June 24, 2004 is made and entered into by and among Samuil Umansky, an individual (the "Executive") Xenomics, a company incorporated under the laws of the state of California (the "Xenomics"), and Used Kar Parts, Inc., a company incorporated under the laws of the state of Florida ("Holding," and, collectively with Xenomics "Company").

                                   WITNESSETH:

         The Company desires to employ the Executive, and the Executive wishes to accept such employment with the Company, upon the terms and conditions set forth in this Agreement.

         In consideration of the mutual promises and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. Employment. The Company hereby agrees to employ Executive, and Executive hereby accepts such employment and agrees to perform Executive's duties and responsibilities in accordance with the terms and conditions hereinafter set forth.

                  1.1 Duties and Responsibilities. Executive shall serve as President and Chief Scientific Officer of Company. During the Employment Term (as defined below), Executive shall perform all duties and accept all responsibilities incident to such position and other appropriate duties as may be assigned to Executive by the Company's Board of Directors ("Board") from time to time, including service as an officer, director, employee or consultant Company's subsidiaries, affiliates and joint ventures. The Company shall retain full direction and control of the manner, means and methods by which Executive performs the services for which he is employed hereunder. Except for vacation, personal or sick days, or holidays, Executive shall work not less than during Company's normal business hours. Company's normal business hours are 9:00 a.m. to 5:30 p.m. Monday to Friday.

                  1.2 Place of Business. Executive acknowledges that the Company will be headquartered in New York, New York with a laboratory located in the northeastern part of the United States, and a satellite office in Rome, Italy. Executive may be based either in the Company's New York office or the Company's laboratory and agrees to travel to Company's satellite office in Rome for limited assignments.

                  1.3 Employment Term. The term of Executive's employment under this Agreement shall commence as of June 24, 2004 (the "Effective Date") and shall continue for 36 months, unless earlier terminated in accordance with
Section 4 hereof. The term of Executive's employment shall be automatically renewed for successive one (1) year periods until the Executive or the Company delivers to the other party a written notice of their intent not to renew the "Employment Term," (a "Non-Renewal Notice") such written notice to be delivered at least sixty (60) days prior to the expiration of the then-effective "Employment Term" as that term is defined below. The period commencing as of the

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Effective Date and ending 36 months thereafter or such later date (the
"Expiration Date") to which the term of Executive's employment under the Agreement shall have been extended by mutual written agreement is referred to herein as the "Employment Term."

                  1.4 Extent of Service. During the Employment Term, Executive agrees to use Executive's best efforts to carry out the duties and responsibilities under Section 1.1 hereof and, subject to Section 1.1, to devote substantially all Executive's business time, attention and energy thereto. Executive further agrees not to work either on a part-time or independent contracting basis for any other business or enterprise during the Employment Term without the prior written consent of the Board, which consent shall not be unreasonably withheld.

                  1.5 Base Salary. From the Effective Date until the earlier of
(a) the date Company, directly or through Holding or any direct or indirect majority owned subsidiary of Holding, has received equity or debt financing yielding net proceeds of not less than One Million Dollars ($1,000,000), or (b) eight (8) months after the Effective Date (the "Increase Date"), the Company shall pay Executive a base salary (the "Base Salary") at the annual rate of $135,000 (U.S.), payable at such times as the Company customarily pays its other senior level executives (but in any event no less often than monthly). The Base Salary shall be subject to all state, federal, and local payroll tax withholding and any other withholdings required by law. Commencing on the Increase Date, the Base Salary shall be increased to an annual rate of $175,000 (U.S.).

                  1.6 Incentive Compensation. In addition to the Base Salary, Executive shall be eligible to earn a cash bonus of up to fifty (50)% of his Base Salary for each twelve-month period during the Employment Term ("Annual Bonus") at the discretion of the Board or, if the Board organizes a compensation committee, such committee (the "Committee"). Within three (3) months after the Effective Date, the Board or the Committee shall agree upon a bonus schedule that provides the goals and targets, required for Executive to earn the Annual Bonus, including the achievement of certain development, approval, publishing, and revenue goals. Executive's bonus, if any, shall be subject to all applicable tax and payroll withholdings.

                  1.7 Options.

                           (a) Executive shall be eligible to participate in the
Stock Option Plan of Holding (the "Plan"). The Board of Directors of Holding, will make an initial grant of options to the Executive as follows:

                           (i) The number of option shares granted to Executive is 1,012,500 shares of Company's common stock.

                           (ii) The exercise price at which Executive can purchase option shares is one Dollar and twenty-five cents ($1.25) per share.

                           (iii) The option is exercisable only to the extent vested in accordance with the schedule set forth in paragraph 1.7(a)(iv), below, and the Plan.

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                           (iv)     The first day that option shares commence to
                                    vest is the Effective Date. Option shares shall vest in accordance with the following schedule:

                                    253,125 option shares shall vest on the
                                    first anniversary of the Effective Date;

                                    303,750 option shares shall vest on the
                                    second anniversary of the Effective Date;
                                    and

                                    455,625 option shares shall vest on the
                                    third anniversary of the Effective Date.

                           (v) The option shall expire, and be of no further force or effect, on the earlier of the tenth anniversary of the Effective Date or, except in the event of Involuntary Termination, four years after Executive ceases to serve as an Executive to the Company under this Agreement.

                           (b) In the event of the termination of Executive's
employment as a result of Involuntary Termination (as defined below), any outstanding stock options or restricted stock held by Executive under the Plan, Company's stock option plans, and under the stock options plans of corporations that have merged with or into the Company shall automatically have its vesting accelerated (including, for restricted stock, accelerated lapse of a right of repurchase by the Company) in addition to any portion of the option or restricted stock vested prior to the date of termination.

                  1.8 Other Benefits. During the Employment Term, Executive shall be entitled to fully paid health care coverage (medical, dental, and hospitalization) for Executive and his family. In addition, Executive shall be entitled to participate in all employee benefit plans and programs made available to the Company's senior level executives as a group or to its employees generally, as such plans or programs may be in effect from time to time (the "Benefit Coverages"), including, without limitation, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection and travel accident insurance. Executive shall be provided office space and staff assistance appropriate for Executive's position and adequate for the performance of his duties and responsibilities.

                  1.9 Reimbursement of Expenses; Vacation; Sick Days and Personal Days. Executive shall be provided with reimbursement of expenses related to Executive's employment by the Company on a basis no less favorable than that which may be authorized from time to time by the Board, in its sole discretion, for senior level executives as a group. Executive shall be entitled to vacation and holidays in accordance with the Company's normal personnel policies for senior level executives, but not less than (a) two (2) weeks of vacation per calendar year for until December 31, 2006, and (b) three (3) weeks of vacation per calendar year thereafter, provided Executive shall not utilize more than ten (10) consecutive business days without the express consent of the

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Chief Executive Officer. Executive shall be entitled to no more than an aggregate of ten (10) sick days and personal days per calendar year. Unused vacation time, sick and personal days will be forfeited as of January 31 of the following calendar year of the Employment Term.

                  1.10 Relocation Expenses. Within thirty (30) days after the Effective Date, Company shall pay Executive seven thousand five hundred Dollars ($7,500.00), excluding taxes and other withholdings, as a one time payment to cover Executive's costs and expenses for his relocation to Company's place of business.

                  1.11 No Other Compensation. Except as expressly provided in Sections 1.4 through 1.10, and under Section 4 below, Executive shall not be entitled to any other compensation or benefits for services to the Company in any capacity and for services as an officer, director, employee and consultant for Company's subsidiaries, affiliates and joint ventures.

         2. Confidential Information. Executive recognizes and acknowledges that by reason of Executive's employment by and service to the Company before, during and, if applicable, after the Employment Term, Executive will have access to certain confidential and proprietary information relating to the Company's business, which may include, but is not limited to, trade secrets, trade "know-how," product development techniques and plans, formulas, customer lists and addresses, financing services, funding programs, cost and pricing information, marketing and sales techniques, strategy and programs, computer programs and software and financial information (collectively referred to herein as "Confidential Information"). Executive acknowledges that such Confidential Information is a valuable and unique asset of the Company and Executive covenants that he will not, unless expressly authorized in writing by the Company, at any time during the course of Executive's employment use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation except in connection with the performance of Executive's duties for and on behalf of the Company and in a manner consistent with the Company's policies regarding Confidential Information. Executive also covenants that at any time after the termination of such employment, directly or indirectly, he will not use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation, unless such information is in the public domain through no fault of Executive or except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order Executive to divulge, disclose or make accessible such information. All written Confidential Information (including, without limitation, in any computer or other electronic format) which comes into Executive's possession during the course of Executive's employment shall remain the property of the Company. Unless expressly authorized in writing by the Company, Executive shall not remove any written Confidential Information from the Company's premises, except in connection with the performance of Executive's duties for and on behalf of the Company and in a manner consistent with the Company's policies regarding Confidential Information. Upon termination of Executive's employment, the Executive agrees to immediately return to the Company all written Confidential Information (including, without limitation, in any computer or other electronic format) in Executive's possession. As a condition of Executive's continued

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employment with the Company and in order to protect the Company's interest in such proprietary information, the Company shall require Executive's execution of a Confidentiality Agreement and Inventions Agreement in the form attached hereto as Exhibit "A", and incorporated herein by this reference.

         3. Non-Competition; Non-Solicitation.

                  3.1 Non-Compete. The Executive hereby covenants and agrees that during the term of this Agreement and, in the event of (a) Voluntary Termination (as defined below), or (b) termination by Company for Cause (as defined below) or Misconduct (as defined below), or (c) the expiration of the Employment Term as a result of Executive giving Company a Non-Renewal Notice for a period of one year following the end of the Employment Term, the Executive will not, without the prior written consent of the Company, directly or indirectly, on his own behalf or in the service or on behalf of others, whether or not for compensation, engage in any business activity, or have any interest in any person, firm, corporation or business, through a subsidiary or parent entity or other entity (whether as a shareholder, agent, joint venturer, security holder, trustee, partner, consultant, creditor lending credit or money for the purpose of establishing or operating any such business, partner or otherwise) with any Competing Business in the Covered Area. For the purpose of this Section 3.1, (i) "Competing Business" means any medical or health care company, any contract manufacturer, any research laboratory or other company or entity (whether or not organized for profit) that has, or is seeking to develop, one or more products or therapies that is related to genetic testing through the use of urine specimens and (ii) "Covered Area" means all geographical areas of the United States, Italy and other foreign jurisdictions where Company then has offices and/or sells its products directly or indirectly through distributors and/or other sales agents. Notwithstanding the foregoing, the Executive may own shares of companies whose securities are publicly traded, so long as ownership of such securities do not constitute more than one percent (1%) of the outstanding securities of any such company.

                  3.2 Non-Solicitation. The Executive further agrees that as long as the Agreement remains in effect and, in the event of (a) Voluntary Termination, or (b) termination by Company for Cause, Misconduct or as a result of a Non-Renewal Notice given by the Company or Executive for a period of one
(1) year from its termination, the Executive will not divert any business of the Company and/or its affiliates or any customers or suppliers of the Company and/or the Company's and/or its affiliates' business to any other person, entity or competitor, or induce or attempt to induce, directly or indirectly, any person to leave his or her employment with the Company and/or its affiliates.

                  3.3 Remedies. The Executive acknowledges and agrees that his obligations provided herein are necessary and reasonable in order to protect the Company and its affiliates and their respective business and the Executive expressly agrees that monetary damages would be inadequate to compensate the Company and/or its affiliates for any breach by the Executive of his covenants and agreements set forth herein. Accordingly, the Executive agrees and acknowledges that any such violation or threatened violation of this Section 3 will cause irreparable injury to the Company and that, in addition to any other remedies that may be available, in law, in equity or otherwise, the Company and

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its affiliates shall be entitled to obtain injunctive relief against the threatened breach of this Section 3 or the continuation of any such breach by the Executive without the necessity of proving actual damages.

         4. Termination.

                  4.1 By Company. The Company, acting by duly adopted resolutions of the Board, may, in its discretion and at its option, terminate the Executive's employment with or without Cause or Misconduct, and without prejudice to any other right or remedy to which the Company or Executive may be entitled at law or in equity or under this Agreement. In the event the Company desires to terminate the Executive's employment without Cause or Misconduct, the duly adopted resolutions of the Board must include the consent of at least one director appointed to the Board by the former shareholders of Xenomics, and the Company shall give the Executive not less than sixty (60) days advance written notice of such termination. Termination of Executive's employment hereunder shall be deemed to be "for Cause" in the event that Executive violates his duties under any provisions of this Agreement after there has been delivered to Executive a written demand for performance from the Company which describes the basis for the Company's belief that Executive has not substantially performed his duties. Termination of Executive's employment hereunder shall be deemed to be "for Misconduct", if Executive is found to be in material breach of the provisions of Sections 2 or 3 of this Agreement, is guilty of any felony or an act of fraud or embezzlement, is guilty of willful misconduct or gross neglect, misappropriation, concealment or conversion of any money or property of the Company, or reckless conduct which endangers the safety of other persons or property during the course of employment or while on premises leased or owned by the Company.

                  4.2 Involuntary Termination. "Involuntary Termination" shall mean (i) the assignment to Executive of any duties or the significant reduction of Executive's duties, either of which is materially inconsistent with Executive's position with the Company and responsibilities in effect immediately prior to such assignment, or the removal of Executive from such position and responsibilities; (ii) a material reduction by the Company in the compensation of Executive, without the Executive's written consent, as in effect immediately prior to such reduction; (iii) a material reduction by the Company in the kind or level of benefits to which Executive is entitled immediately prior to such reduction with the result that Executive's overall benefits package is significantly reduced; (iv) the relocation of Executive to a facility or a location outside the United States on a permanent basis; (v) any termination of Executive by the Company which is not effected for Misconduct, Cause or as a result of a Non Renewal Notice given by the Company or Executive, or any purported termination for Misconduct or Cause for which the grounds relied upon are determined by a court of competent jurisdiction not to be valid, unless Executive, following such purported termination, receives all compensation, including vesting of all unvested stock options and restricted stock within five business days of such determination, or (vi) the termination by Executive for Company's or Holding's violation of any material provision of this agreement, unless the grounds relied upon are determined by a court of competent jurisdiction not to be valid.

                  4.3 By Executive's Death or Disability. This Agreement shall also be terminated upon the Executive's death and/or a finding of permanent

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physical or mental disability, such disability expected to result in death or to be of a continuous duration of no less than three (3) months, and the Executive is unable to perform his usual and essential duties for the Company.

                  4.4 Voluntary Termination. Executive may voluntarily terminate the Employment Term upon sixty (60) days' prior written notice for any reason; provided, however, that no further payments shall be due under this Agreement in that event except that Executive shall be entitled to any benefits due under any compensation or benefit plan provided by the Company for executives or otherwise outside of this Agreement.

                  4.5 Compensation on Termination.

                           (a) Cause or Misconduct. In the event the Company
terminates Executive for Cause or Misconduct, Executive shall not be entitled to any compensation other than Base Salary accrued through the date of termination. Such termination shall also immediately cease the vesting of all outstanding unvested options and restricted stock held on the date of termination and all such unvested options shall thereupon expire.

                           (b) Voluntary Termination. In the event Executive
resigns from the Company voluntarily, Executive shall not be entitled to any compensation other than Base Salary accrued through the effective date of his resignation.

                           (c) Involuntary Termination. In the event Executive
is terminated by the Company due to an Involuntary Termination prior to the expiration of the Employment Term, the Company shall pay to Executive (i) the balance of Executive's Base Salary in accordance with the schedule such payments had been made during the six months preceding such termination for the remainder of the Employment Term; and (ii) twenty five percent (25%) of such balance, representing an estimate of all bonuses which would have been paid during such period, payable 60 days after such termination. In addition, the Company shall be obligated, for a period of twenty-four (24) months after any Involuntary Termination, to continue to make available to Executive and to pay for all health, dental, vision, life, dependent life, long-term disability, accidental death and dismemberment and other similar insurance plans existing on the date of Executive's termination, or to provide comparable coverage. The Company shall "gross-up" Executive for any income required to be imputed by virtue of providing the benefits set forth in the preceding sentence, such that the net economic result to Executive will be as if such benefits were provided on a tax-free basis.

                           (d) Death or Disability In the event of termination
by reason of Executive's death and/or permanent disability, Executive or his executors, legal representatives or administrators, as applicable, shall be entitled to an amount equal to Executive's Base Salary accrued through the date of termination, plus a pro rata share of any annual bonus to which Executive would otherwise be entitled for the year during which death or permanent disability occurs.

         5. Guarantee by Holding. Holding hereby unconditionally and irrevocably guarantees to Executive the timely payment and performance by Company of all

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payments under this Agreement as they becomes due. Holding acknowledges, covenants and agrees that this guaranty shall survive the termination of the Agreement and shall continue in full force and effect with respect to any of Company's obligations hereunder which are not performed upon and which survive the termination of this Agreement.


         6. General Provisions.

                  6.1 Modification; No Waiver. No modification, amendment or discharge of this Agreement shall be valid unless the same is in writing and signed by all parties hereto. Failure of any party at any time to enforce any provisions of this Agreement or any rights or to exercise any elections shall in no way be considered to be a waiver of such provisions, rights or elections and shall in no way affect the validity of this Agreement. The exercise by any party of any of its rights or any of its elections under this Agreement shall not preclude or prejudice such party from exercising the same or any other right it may have under this Agreement irrespective of any previous action taken.

                  6.2 Notices. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail as follows (provided that notice of change of address shall be deemed given only when received):

         If to the Company, to:             Xenomics
                                            6034 Monterey Ave.
                                            Richmond, CA 94805
                                            Attn: President

         with a required copy to:

                                            Dirk Michels, Esq.
                                            Kirkpatrick & Lockhart LLP
                                            Four Embarcadero Center, 10th Floor
                                            San Francisco, CA 94111


         If to Executive, to:               Samuil Umansky
                                            6034 Monterey Avenue
                                            Richmond, CA  94805


Or to such other names or addresses as the Company or Executive, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section.

                  6.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  6.4 Further Assurances. Each party to this Agreement shall execute all instruments and documents and take all actions as may be reasonably required to effectuate this Agreement.

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                  6.5 Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, then such illegal or unenforceable provision shall be modified by the proper court or arbitrator to the extent necessary and possible to make such provision enforceable, and such modified provision and all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement shall be given effect separately from the provisions or portion thereof determined to be illegal or unenforceable and shall not be affected thereby.

                  6.6 Successors and Assigns. Executive may not assign this Agreement without the prior written consent of the Company. The Company may assign its rights without the written consent of Executive, so long as the Company or its assignee complies with the other material terms of this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company, and the Executive's rights under this Agreement shall inure to the benefit of and be binding upon his heirs and executors. The Company's subsidiaries and controlled affiliates shall be express third party beneficiaries of this Agreement.

                  6.7 Entire Agreement. This Agreement supersedes all prior agreements and understandings between the parties, oral or written. No modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced.

                  6.8 Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, and all of which taken together shall constitute one and the same instrument. This Agreement may be executed by facsimile with original signatures to follow.


                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first written above.



"COMPANY:"                                  Xenomics,
                                             a California Corporation


                                             By:  /s/ L. David Tomei
                                                --------------------------------
                                                Name: L. David Tomei
                                                Title: Chief Executive Officer



"EXECUTIVE:"                                     /s/ Samuil Umansky
                                                --------------------------------
                                                 Samuil Umansky



"HOLDING:"                                  Used Kar Parts, Inc.,
                                            a Florida Corporation


                                            By:  /s/ Christoph Bruening
                                                --------------------------------
                                                Name: Christoph Bruening
                                                Title: President

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                                    Exhibit A

               Confidentiality Agreement and Inventions Agreement
















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